Press Release

Clean Harbors Appoints Robert Willett to Board of Directors
President and CEO of Cognex Corp. Enhances
Board’s Strategic and Operational Expertise
NORWELL, Mass. - December 17, 2019 - Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced the appointment of technology executive Robert Willett to the Company’s Board of Directors. Mr. Willett, 52, is the President and Chief Executive Officer of world-leading machine vision company Cognex Corporation (NASDAQ: CGNX), where he oversees all aspects of strategy and operations.
“Rob is a talented, accomplished leader whose public company experience and insights in the areas of operations and business development further strengthen our Board,” said Alan S. McKim, Chairman, President and Chief Executive Officer of Clean Harbors. “With his deep industrial and technology background and expertise in leadership development, Rob will serve as a valuable resource as we continue to execute our growth strategy.”
Mr. Willett’s appointment expands the Clean Harbors board to 10 members, and he will serve as a Class III director.
Mr. Willett joined Cognex in 2008 as Executive Vice President and President of the Modular Vision Systems Division. He was promoted to President and Chief Operating Officer in 2010 and to Chief Executive Officer in 2011. Before joining Cognex, he served as Group Vice President of Business Development and Innovation for the Product Identification business group at Danaher Corporation (NYSE: DHR), a diversified manufacturer of industrial controls and technologies. Prior to that, he served as President of Danaher subsidiary Videojet Technologies. From 1998 to 2003 Mr. Willett served as Chief Executive Officer of Willett International Ltd., a $125 million privately owned coding company with 30 wholly owned sales companies around the world, which he sold to Danaher in 2003. Mr. Willett has a Bachelor of Arts degree from Brown University, and an MBA from Yale University.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.
Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com